NETSTREIT REPORTS FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL AND OPERATING RESULTS
– Reports Net Income of $0.15 and $0.01 and Adjusted Funds from Operations (“AFFO”) of $0.20 and $0.69 per diluted share, for the Fourth Quarter and Full Year 2020, respectively –
– Collected 100.0% of Fourth Quarter 2020 Contractual Rents as Contemplated in Original Leases –
– Completed $409 Million of Acquisitions in 2020 –

Dallas TX – March 4, 2021 – NETSTREIT (NYSE: NTST) (the “Company”), today announced financial and operating results for the fourth quarter and full year ended December 31, 2020.

“2020 was a very important year for NETSTREIT, and we are extremely proud of all of our accomplishments. Our portfolio performed well throughout a period of elevated economic stress and we credit our sector-leading collections to our portfolio quality and the defensive characteristics that define our strategy. We also completed our Initial Public Offering, which enhances our access to capital as we look to continue to grow. Further, we continued to improve our already strong portfolio composition through thoughtful acquisitions and dispositions which resulted in a larger, more diversified and higher quality asset base, which is another example of our ability to execute our strategy to drive cash flow growth and generate a strong, safe yield over time,” said Mark Manheimer, Chief Executive Officer of NETSTREIT. “As we look ahead to 2021, we are focused on continuing to capitalize on our significant growth opportunity within the net lease sector, utilizing our dedicated platform and high-quality balance sheet.”

FOURTH QUARTER AND FULL YEAR 2020 HIGHLIGHTS
•Reported net income per diluted share of $0.15, Core Funds from Operations (“Core FFO”) per diluted share of $0.181 and AFFO per diluted share of $0.201 (see non-GAAP financial measures reconciliation) for the fourth quarter of 2020
•Reported net income per diluted share of $0.01, Core FFO per diluted share of $0.652 and AFFO per diluted share of $0.692 (see non-GAAP financial measures reconciliation) for the full year 2020
•Prior to giving any consideration to deferral or abatement arrangements granted as a result of COVID, the Company collected 100.0% of fourth quarter contractual rent. For the full year 2020, the Company collected 96.9% of contractual rent

PORTFOLIO UPDATE

As of December 31, 2020, the NETSTREIT portfolio was comprised of 203 properties, contributing $41.8 million of annualized base rent3, with a weighted-average remaining lease term of 10.5 years, of which 70.0% were leased to investment grade rated tenants and 8.0% were leased to tenants with investment grade profiles (unrated tenants with more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x). The portfolio was 100.0% occupied as of December 31, 2020.

INVESTMENT ACTIVITY

During the quarter ended December 31, 2020, the Company invested approximately $81.2 million in 26 properties at an initial cash capitalization rate of 6.8%. Acquisitions completed during the quarter had a weighted-average remaining lease term of 8.8 years, and 68.7% are occupied by investment grade rated tenants.

Over the same period, the Company sold 12 properties for total proceeds of $37.4 million. The cash capitalization rate on the 12 properties was 6.6%.

During the year ended December 31, 2020, the Company invested approximately $409 million in 124 properties at an initial cash capitalization rate of 6.7%. Acquisitions completed during the year had a weighted-average remaining lease term of 11.2 years, and 71.9% were occupied by investment grade rated tenants.

Over the same period, the Company sold 15 properties, including one vacant property, for total proceeds of $50 million. The cash capitalization rate on the 14 occupied properties was 6.6%.

Over the course of 2020, the Company’s portfolio increased from 94 properties to 203 properties. The portfolio’s weighted average lease term remaining improved from 10.1 years to 10.5 years, and the portfolio’s investment grade percentage increased from 63.7% to 70.0%. During the year, the Company added 23 new tenants, 4 new industries, and 10 new states to its portfolio.

BALANCE SHEET AND LIQUIDITY

At quarter end, total debt outstanding was $175 million, with a weighted average term of four years and a contractual interest rate, including the impact of the fixed rate swap, of 1.36% (excluding the impact of deferred fee amortization). Including the effect of the interest rate swap, 100% of the Company’s outstanding debt balances were at a fixed rate and the Company’s net debt to annualized adjusted EBITDA ratio was 2.8x. Additionally, the ending cash balance, which included $14.8 million of restricted cash held in 1031 exchange accounts, was $92.6 million, and the Company had an unused revolving line of credit with $250 million of capacity.

DIVIDEND

On March 3, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share for the first quarter of 2021, which will be paid on March 30, 2021 to shareholders of record on March 15, 2021.

2021 OUTLOOK

On January 5, 2021, the Company announced the following external growth targets for full year 2021:
•The Company expects acquisition activity, net of dispositions, to total $320 million
•The Company expects to continue to review its portfolio and complete opportunistic dispositions to further improve portfolio diversification and mitigate risk

In addition, the Company is introducing the following targets for full year 2021:
•The Company expects cash G&A to be in the range of $11.0 to $12.0 million, with additional non-cash compensation expense of $3.0 to $4.0 million
•The Company expects cash interest expense, including unused line of credit facility fees, of $3.0 to $3.5 million, and an additional $0.6 million of non-cash deferred financing fee amortization
•The Company expects to incur state and franchise taxes in the range of $0.2 to $0.3 million which will be reported as “income taxes” in the Company’s financial statements for 2021.

EARNINGS WEBCAST AND CONFERENCE CALL

A conference call will be held on Friday, March 5, 2021 at 10:00 AM ET. During the conference call the Company’s officers will review fourth quarter performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until March 12, 2021, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13714402.

SUPPLEMENTAL PACKAGE
The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT

NETSTREIT is an internally managed Real Estate Investment Trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

(1) Per share amounts include weighted average common shares of 27,897,168 and weighted average operating partnership units of 2,033,718 for the three-months ended December 31, 2020.

(2) Per share amounts include weighted average common shares of 17,322,182 and weighted average operating partnership units of 3,807,022 for the twelve-months ended December 31, 2020.

(3) Annualized base rent, or ABR, is calculated by multiplying (i) cash rental payments (a) for the month ended December 31, 2020 (or, if applicable, the next full month's cash rent contractually due in the case of rent abatements, rent deferrals, recently acquired properties and properties with contractual rent increases, other than properties under development) for leases in place as of December 31, 2020, plus (b) for properties under development, the first full month's permanent cash rent contractually due after the development period by (ii) 12).

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, and Cash NOI. A reconciliation from net loss available to common shareholders to each non-GAAP financial measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our prospectus dated August 13, 2020, relating to our initial public offering, filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2020 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	December 31,
	2020	2019
Assets
Real estate, at cost:
Land	$189,373	$83,996
Buildings and improvements	358,360	140,057
Total real estate, at cost	547,733	224,053
Less accumulated depreciation	(10,111)	(132)
Real estate held for investment, net	537,622	223,921
Assets held for sale	14,802	8,532
Cash, cash equivalents and restricted cash	92,643	169,319
Acquired lease intangible assets, net	75,024	28,846
Other assets, net	5,724	3,304
Total assets	$725,815	$433,922
Liabilities and equity
Liabilities:
Term loan, net	$174,105	$173,913
Lease intangible liabilities, net	16,930	4,672
Liabilities related to assets held for sale	399	189
Accounts payable, accrued expenses and other liabilities	6,308	2,716
Total liabilities	197,742	181,490
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 28,203,545 and 8,860,760 shares issued and outstanding as of December 31, 2020 and 2019, respectively	282	89
Additional paid-in capital	501,045	164,416
Retained (loss) earnings	(7,464)	28
Accumulated other comprehensive income	235	—
Total stockholders’ equity	494,098	164,533
Noncontrolling interests	33,975	87,899
Total equity	528,073	252,432
Total liabilities and equity	$725,815	$433,922

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except share and per share data)
(Unaudited)

	Successor		Predecessor
	Year Ended December 31,	For the Period from December 23 to December 31,	For the Period from January 1 to December 22,
	2020	2019
Revenues
Rental revenue (including reimbursable)	$33,727	$513	$19,805
Operating expenses
Property	2,569	52	1,113
General and administrative	11,340	49	3,555
Depreciation and amortization	15,459	195	10,422
Provisions for impairment	2,690	—	7,186
Transaction costs	3,169	2	535
Total operating expenses	35,227	298	22,811
Other income (expense)
Interest expense, net	(4,741)	(173)	(10,712)
Gain on sales of real estate, net	6,213	—	5,646
Gain on forfeited earnest money deposit	250	—	—
Other income (expense), net	(10)	—	—
Total other income (expense), net	1,712	(173)	(5,066)
Net income (loss)	212	42	(8,072)
Net (loss) income attributable to noncontrolling interests	(518)	14	—
Preferred stock dividends and redemption premium	42	—	—
Net income (loss) attributable to common stockholders	$688	$28	$(8,072)
Amounts available to common stockholders per common share:
Basic	$0.04	$—	N/A
Diluted	$0.01	$—	N/A
Weighted average common shares outstanding:
Basic	17,322,182	8,860,760	N/A
Diluted	21,157,996	8,860,760	N/A
Other comprehensive income (loss):
Net income (loss)	$212	$42	$(8,072)
Change in unrealized gain on derivatives, net	253	—	55
Total comprehensive income (loss)	465	42	(8,017)
Comprehensive (loss) income attributable to noncontrolling interests	(500)	14	—
Comprehensive income (loss) attributable to common stockholders	$965	$28	$(8,017)

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO FFO, CORE FFO AND ADJUSTED FFO
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Successor		Predecessor	Successor		Predecessor
	December 31,	For the Period from December 23 to December 31,	For the Period from October 1 to December 22,	December 31,	For the Period from December 23 to December 31,	For the Period from January 1 to December 22,
	2020	2019		2020	2019
Net income (loss)	$4,510	$42	$(3,523)	$212	$42	$(8,072)
Depreciation and amortization of real estate	5,229	188	2,357	15,154	188	10,422
Provision for impairment	917	—	919	2,690	—	7,186
Gain on sale of real estate, net	(5,143)	—	127	(6,213)	—	(5,646)
FFO	5,513	230	(120)	11,843	230	3,890
Adjustments:
Gain on forfeited earnest money deposit	—	—	—	(250)	—	—
144A and IPO transaction costs (1)	—	—	449	2,170	—	450
Core FFO	5,513	230	329	13,763	230	4,340
Adjustments:
Straight-line rental revenue	(271)	(15)	349	(1,688)	(15)	1,037
Amortization of deferred financing costs	157	14	249	621	14	1,024
Amortization of above/below market lease intangibles	(164)	2	78	(504)	2	563
Non-cash compensation expense	699	—	—	2,452	—	—
AFFO	$5,934	$231	$1,005	$14,644	$231	$6,964

Weighted average common shares outstanding, basic	27,897,168	8,860,760	N/A	17,322,182	8,860,760	N/A
Weighted average operating partnership units outstanding	2,033,718	4,449,019	N/A	3,807,022	4,449,019	N/A
Weighted average dilutive securities	90,864	—	N/A	28,792	—	N/A
Weighted average common shares outstanding, diluted	30,021,750	13,309,779	N/A	21,157,996	13,309,779	N/A

FFO per common share, diluted	$0.18	$0.02	N/A	$0.56	$0.02	N/A
Core FFO per common share, diluted	$0.18	$0.02	N/A	$0.65	$0.02	N/A
AFFO per common share, diluted	$0.20	$0.02	N/A	$0.69	$0.02	N/A

RECONCILIATION OF NET LOSS TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Successor		Predecessor	Successor		Predecessor
	December 31,	For the Period from December 23 to December 31,	For the Period from October 1 to December 22,	December 31,	For the Period from December 23 to December 31,	For the Period from January 1 to December 22,
	2020	2019		2020	2019
Net income (loss)	$4,510	$42	$(3,523)	$212	$42	$(8,072)
Depreciation and amortization of real estate	5,229	188	2,357	15,154	188	10,422
Amortization of above/below market lease intangibles	(164)	2	78	(504)	2	563
Non-real estate depreciation and amortization	77	7	—	305	7	—
Interest expense, net	926	173	2,363	4,741	173	10,712
EBITDA	10,578	412	1,275	19,908	412	13,625
Adjustments:
Provision for impairments	917	—	919	2,690	—	7,186
Gain on sale of real estate, net	(5,143)	—	127	(6,213)	—	(5,646)
EBITDAre	6,352	412	2,321	16,385	412	15,165
Adjustments:
Straight-line rental revenue	(271)	(15)	349	(1,688)	(15)	1,037
Gain on forfeited earnest money deposit	—	—	—	(250)	—	—
144A and IPO transaction costs (1)	—	—	449	2,170	—	450
Non-cash compensation expense	699	—	—	2,452	—	—
Adjusted EBITDAre	$6,780	$397	$3,119	$19,069	$397	$16,652

RECONCILIATION OF NET LOSS TO NOI AND CASH NOI
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Successor		Predecessor	Successor		Predecessor
	December 31,	For the Period from December 23 to December 31,	For the Period from October 1 to December 22,	December 31,	For the Period from December 23 to December 31,	For the Period from January 1 to December 22,
	2020	2019		2020	2019
Net income (loss)	$4,510	$42	$(3,523)	$212	$42	$(8,072)
General and administrative	3,500	49	1,099	11,340	49	3,555
Depreciation and amortization	5,306	195	2,357	15,459	195	10,422
Provisions for impairment	917	—	919	2,690	—	7,186
Transaction costs	199	2	—	3,169	2	535
Interest expense, net	926	173	2,363	4,741	173	10,712
Gain on sales of real estate, net	(5,143)	—	127	(6,213)	—	(5,646)
Gain on forfeited earnest money deposit	—	—	—	(250)	—	—
Other (income) expense, net	10	—	—	10	—	—
NOI	10,225	461	3,342	31,158	461	18,692
Straight-line rental revenue	(271)	(15)	349	(1,688)	(15)	1,037
Amortization of above/below market lease intangibles	(164)	2	78	(504)	2	563
Cash NOI	$9,790	$448	$3,769	$28,966	$448	$20,292

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO and AFFO

FFO is a non-GAAP financial measure defined by NAREIT as net income (computed in accordance with GAAP), excluding real estate-related expenses including, but not limited to, gains (losses) from sales, impairment adjustments, and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

Core FFO is a non-GAAP financial measure defined as FFO adjusted for gains from forfeited earnest money deposits and non-recurring public company costs. We believe the presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods because it removes the effect of unusual and non-recurring items that are not expected to impact our operating performance on an ongoing basis.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, non-cash compensation expense, and amortization of deferred financing costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre and Adjusted EBITDAre

We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, gains from forfeited earnest money deposits, non-recurring public company costs, representing consulting fees that we have incurred in preparing to become a public company and non-cash compensation expense.

We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre and Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre and Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

NOI and Cash NOI

NOI and Cash NOI are non-GAAP financial measures which we use to assess our operating results. We compute NOI as net income (loss) (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), depreciation and amortization, gains (or losses) on sales of depreciable property, gain from forfeited earnest money deposits and real estate impairment losses. We further adjust NOI for non-cash revenue components of straight-line rent and amortization of lease intangibles to derive Cash NOI. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

(1) These expenses represent a subset of Transaction costs as presented on the Consolidated Statement of Operations and Comprehensive Income (Loss).